Exhibit 4.4

Execution Version

THIRD SUPPLEMENTAL INDENTURE

between

JACKSON FINANCIAL INC.,
ISSUER,

AND

The Bank of New York Mellon Trust Company, N.A.,
TRUSTEE

DATED AS OF NOVEMBER 23, 2021

4.000% SENIOR NOTES DUE 2051

Table of Contents

Page

ARTICLE I
Notes

ARTICLE II
Miscellaneous Provisions

SECTION 2.01	Effectiveness	12
SECTION 2.02	Notes Unaffected by Other Supplemental Indentures	12
SECTION 2.03	Trustee Not Responsible for Recitals	13
SECTION 2.04	Ratification and Incorporation of Base Indenture	13
SECTION 2.05	Governing Law	13
SECTION 2.06	Separability	13
SECTION 2.07	Executed in Counterparts	13

EXHIBITS

Exhibit A	Form of Notes

Exhibit B	Form of Rule 144A Certificate

Exhibit C	Form of Regulation S Certificate

Exhibit D	Restricted Legend

Exhibit E	Temporary Regulation S Legend

i

THIRD SUPPLEMENTAL INDENTURE, dated as of November 23, 2021 (this “Third Supplemental Indenture”), between Jackson Financial Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as trustee hereunder (together with its successors and assigns in such capacity, the “Trustee”), supplementing the Indenture, dated as of November 23, 2021 (the “Base Indenture”), between the Company and the Trustee.

Recitals

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and this Third Supplemental Indenture (together, the “Indenture”), the Company has duly authorized the creation and issuance of its 4.000% Senior Notes due 2051 (the “Notes”) in an initial aggregate principal amount of $500,000,000, the form and substance of such Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Notes, execute and deliver this Third Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I
Notes

SECTION 1.01         Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a)            a term not defined herein that is defined in the Base Indenture, has the same meaning when used in this Third Supplemental Indenture;

(b)            the definition of any term in this Third Supplemental Indenture that is also defined in the Base Indenture, shall for the purposes of this Third Supplemental Indenture supersede the definition of such term in the Base Indenture;

(c)            a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(d)            the definition of a term in this Third Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e)            the singular includes the plural and vice versa;

(f)            headings are for convenience of reference only and do not affect interpretation; and

(g)           the following terms have the meanings given to them in this Section 1.01(g):

“Additional Interest” means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement.

“Exchange Notes” means notes issued by the Company hereunder containing terms identical to the Original Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the Original Notes or, if no such interest has been paid, from the Original Issue Date, (ii) that the legend or legends relating to transferability and other related matters set forth on the Original Notes, including the Restricted Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to holders of Original Notes in exchange for Exchange Notes pursuant to the Exchange Offer.

“Exchange Offer” means a Registered Exchange Offer as defined in the Registration Rights Agreement.

“Initial Purchasers” means the several initial purchasers listed in Schedule I of the Purchase Agreement.

“Interest Payment Date” shall mean May 23 and November 23 of each year, commencing on May 23, 2022.

“Notes” means the Original Notes and the Exchange Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

“Original Issue Date” means November 23, 2021.

“Original Notes” means the Company’s 4.000% Senior Notes due 2051.

“Purchase Agreement” means the Purchase Agreement, dated November 17, 2021, between the Company and the Representatives.

“Par Call Date” means May 23, 2051.

“Redemption Date” means the date fixed for the redemption of the Notes by or pursuant to the Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the Representatives.

“Regular Record Date” means with respect to each Interest Payment Date, the close of business on each May 8 and November 8, as the case may be (whether or not a Business Day) immediately preceding such May 23 and November 23.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Certificate” means the certificate set forth in Exhibit C.

“Representatives” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, acting as representatives of the several initial purchasers listed in Schedule I of the Purchase Agreement.

“Restricted Legend” means the legend set forth in Exhibit D.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any successor provision.

“Rule 144A” means Rule 144A promulgated under the Securities Act or any successor provision.

“Rule 144A Certificate” means the certificate set forth in Exhibit B.

“Stated Maturity” means November 23, 2051.

“Temporary Regulation S Legend” means the legend set forth in Exhibit E.

SECTION 1.02         Establishment.

(a)            There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “4.000% Senior Notes due 2051”.

(b)            There are to be authenticated and delivered the Notes, in an initial aggregate principal amount of $500,000,000. No further Notes shall be authenticated and delivered, except as provided by Sections 2.04, 2.05, 2.07, 2.11, 3.03 or 9.04 of the Base Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future with no limit, without notice to or the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes, except for any difference, if applicable, in the issue price, issue date, the first Interest Payment Date and the initial interest accrual date; provided that no Event of Default with respect to the Notes shall have occurred and be continuing. The Notes shall be issued in fully registered form.

(c)            The Original Notes and the Exchange Notes shall be issued in the form of one or more Global Securities, registered in the name of the Depositary (as defined below) or its nominee. Each Original Note and each Exchange Note and the Trustee’s or Authenticating Agent’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The depositary with respect to the Notes shall be The Depository Trust Company (the “Depositary”).

(d)            Any additional Notes authenticated and delivered pursuant to Section 1.02(b) shall be governed by this Third Supplemental Indenture and shall rank equal in right of payment with the Notes issued on the date of this Third Supplemental Indenture and, together with the Original Notes or the Exchange Notes, shall be treated as a single series of Notes for all purposes.

(e)            Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the Stated Maturity or any earlier Redemption Date.

SECTION 1.03         Payment of Principal and Interest.

(a)            The principal of the Notes shall be due at the Stated Maturity. The unpaid principal amount of the Notes shall bear interest at the rate of 4.000% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing on May 23, 2022, to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders of Notes on such Regular Record Date and may be paid as provided in Section 2.03 of the Base Indenture.

(b)            Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c)            If any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d)            The Trustee is hereby designated as Security Registrar and Paying Agent for the Notes and all payments of the principal of, and premium, if any, and interest due on the Notes at the Stated Maturity or upon redemption will be made upon surrender of the Notes at the Corporate Trust Office of the Trustee in New York.

(e)            The principal of, and premium, if any, and interest due on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) and Additional Interest will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s or Paying Agent’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee and Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

(f)            Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the holders of the Original Notes shall have the right to exchange the Original Notes for the Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Original Notes. Holders of Notes will be entitled to the payment of Additional Interest on the Notes at a rate of 0.25% per annum (which rate shall increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, up to a maximum of 0.50% per annum) in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

(g)            If Additional Interest is payable by the Company pursuant to 1.03(f), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee or the Agents shall not be responsible for knowing the terms of, or monitoring, the Registration Rights Agreement.

SECTION 1.04         Global Securities.

(a)            Except under the limited circumstances described below, Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or a nominee of the successor Depositary.

(b)            Except as otherwise provided in this Third Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

(c)            A Global Security shall be exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Notes shall be exchangeable for Notes in definitive registered form and executes and, in each case, delivers to the Trustee or an Authenticating Agent a written order of the Company providing that the Notes shall be so exchangeable, the Notes shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for the Notes shall be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of the Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.04(c) shall be exchangeable for Notes registered in such names as the Depositary shall direct.

SECTION 1.05         Transfer and Exchange.

(a)            The Trustee is hereby designated as Security Registrar for the Notes. No service charge will be made for any registration of transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(b)           The transfer or exchange of any Notes (or a beneficial interest therein) may only be made in accordance with this Section 1.05 and, in the case of a Global Security (or a beneficial interest therein), Section 1.04 and the applicable rules and procedures of the Depositary. The Security Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(c)            The Company or the Security Registrar shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of any individual Security on the Security Registrar unless (i) it receives a certificate substantially in the form of the Rule 144A Certificate attached hereto as Exhibit B, duly executed by the holder or his attorney duly authorized in writing, (ii) it receives a certificate substantially in the form of the Regulation S Certificate attached hereto as Exhibit C, duly executed by the holder or his attorney duly authorized in writing or (iii) any other exemption from the registration requirements under the Securities Act is available and, in each case, the Company or the Trustee or any Agent receives such documentation, including opinions of counsel, requested by the Company, the Trustee or such Agent in order to confirm compliance with the transfer restrictions set forth herein; provided that, if the requested transfer or exchange is made by the registered holder of an individual Security that does not bear the Restricted Legend or Temporary Regulation S Legend, then no certification is required. In the event that a Global Security or an individual Security that does not bear the Restricted Legend or Temporary Regulation S Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee or any Agent shall deliver an individual Security that does not bear the Restricted Legend or Temporary Regulation S Legend.

(d)            No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 without being subject to any conditions as provided in Rule 144; provided that the Company has provided the Trustee or any Agents with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any individual Security delivered in reliance upon this paragraph will not bear the Restricted Legend or Temporary Regulation S Legend.

(e)            The Trustee or any Agents will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee or such Agents.

(f)             Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Third Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Third Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof; provided that, neither the Trustee nor any Agent shall have liability for any transfer of a beneficial interest in the same Global Note.

(g)            Notwithstanding the foregoing, through the 40-day distribution compliance period as defined in Regulation S, a beneficial interest in a Global Security issued in reliance on Regulation S may be held only through designated members of, or participants in, the Depositary holding on behalf of Euroclear Bank SA/NV or Clearstream Banking, S.A.

SECTION 1.06         Restricted Legend.

(a)            Except as otherwise provided in paragraph (d) of this Section 1.06, Section 1.04(a), Section 1.05(c) or Section 1.05(d), each Note shall bear the Restricted Legend and any temporary Global Security authenticated and delivered for any Notes offered and sold in offshore transactions in reliance on Regulation S shall bear the Temporary Regulation S Legend. Following the expiration of the distribution compliance period set forth in Regulation S with respect to any temporary Global Securities, beneficial interests in such temporary Global Securities shall be exchangeable as provided in Section 1.05, for one or more permanent Global Securities.

(b)            The Notes shall initially be issued in the form of one or more individual Securities registered in the name of the Depositary. Any such Global Securities shall be Global Securities for purposes of the Base Indenture and shall be subject to the provisions thereof governing Global Securities, except as modified hereby.

(c)            If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 without compliance with any limits thereunder and that the Restricted Legend or Temporary Regulation S Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee or the Agents in an Officers’ Certificate to cancel the Note and issue to the holder thereof (or to its transferee) a new Note of like tenor and amount of the same series, registered in the name of the registered holder thereof (or its transferee), that does not bear the Restricted Legend or Temporary Regulation S Legend, and the Trustee or the Agents will comply with such instruction.

(d)            By its acceptance of any Note bearing the Restricted Legend or Temporary Regulation S Legend (or any beneficial interest in such a Note), each registered holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Third Supplemental Indenture and in the Restricted Legend and Temporary Regulation S Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Third Supplemental Indenture and such legend.

SECTION 1.07         Exchange Offer.

Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order, the Trustee or an Authenticating Agent shall authenticate (a) one or more Global Securities without the Restricted Legend or the Temporary Regulation S Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities with the Restricted Legend or Temporary Regulation S Legend accepted for exchange in the Exchange Offer and (b) definitive Notes without the Restricted Legend or Temporary Regulation S Legend in an aggregate principal amount equal to the principal amount of the definitive Notes with the Restricted Legend or Temporary Regulations S Legend accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Securities with the Restricted Legend or Temporary Regulation S Legend to be reduced accordingly. Any Original Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of Notes under this Third Supplemental Indenture.

SECTION 1.08     Defeasance.

The provisions of Sections 13.02 and 13.03 of the Base Indenture will apply to the Notes. An election by the Company to defease the Notes may be evidenced by a Certificate.

SECTION 1.09     No Sinking Fund.

The Notes shall not be entitled to any sinking fund, and Sections 3.04, 3.05 and 3.06 of the Base Indenture will not apply to the Notes.

SECTION 1.10     Redemption at the Option of the Company.

(a)            The provisions of Sections 3.01, 3.02 and 3.03, as supplemented by the terms of this Third Supplemental Indenture, will apply to the Notes.

(b)            At any time and from time to time prior to the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date and the Make-Whole Redemption Amount (as defined below).

(c)            At any time and from time to time on or after the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Company or by such Premium Calculation Agent as the Company may designate, of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the Par Call Date, discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest thereon to, but excluding, such Redemption Date. The Trustee will have no duty to calculate or verify the calculation of the Make-Whole Redemption Amount.

For purposes of the preceding definition:

(i)            “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii)            “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii)            “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by the Premium Calculation Agent as having an actual or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv)            “Comparable Treasury Price” means, with respect to any Redemption Date, as determined by the Company (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v)            “Reference Treasury Dealers” means each of (1) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Company.

(vi)            “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(d)            Notwithstanding Section 3.02 of the Base Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.01 need not set forth the Redemption Price but only the manner of calculation thereof as described above.

SECTION 1.11     Reporting Covenant

(a)            Unless the Company has filed the financial statements referred to in (i) and (ii) below with the Commission in accordance with Section 1.11(b), the Company shall post on its public website:

(i)            Within 110 days after the end of each fiscal year, the Company’s audited annual financial statements, together with the related report of the Company’s independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an annual report on Form 10-K filed by the Company as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(ii)            Within 55 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a quarterly report on Form 10-Q filed by the Company as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

(b)            For so long as the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall file with the Trustee and make available to the holders of the Securities (without exhibits), without cost to any holder, copies of all documents that the Company files with, or furnishes to, the Commission under the Exchange Act, within 15 days after the Company files them with, or furnishes them to, the Commission. Any such documents that are publicly available through the EDGAR system of the Commission (or any successor system) shall be deemed to have been filed with the Trustee and made available to holders in accordance with the Company’s obligations under this Section 1.11. If at any time the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, and to the extent not satisfied by the foregoing, the Company will make available to the holders of the Securities and to prospective investors, for so long as any Securities are outstanding, in accordance with the rules and regulations prescribed from time to time by the Commission, such information as may be required pursuant to Rule 144A(d)(4) of the Securities Act.

(c)            Delivery of such reports, statements, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture.

ARTICLE II
Miscellaneous Provisions

SECTION 2.01     Effectiveness.

This Third Supplemental Indenture will become effective upon its execution and delivery .

SECTION 2.02      Notes Unaffected by Other Supplemental Indentures.

To the extent the terms of the Base Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any other supplemental indenture or any other series of Securities. This Third Supplemental Indenture shall relate and apply solely to the Notes.

SECTION 2.03     Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee or the Agents, and neither the Trustee nor the Agents assume any responsibility for the correctness thereof. Neither the Trustee nor the Agents make any representation as to the validity or sufficiency of this Third Supplemental Indenture or the Notes.

SECTION 2.04     Ratification and Incorporation of Base Indenture.

As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.05     Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.06      Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.07      Executed in Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Third Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, company order, Opinion of Counsel, Security, amendment, notice, direction, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Third Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in this Third Supplemental Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

In Witness Whereof, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

JACKSON FINANCIAL INC., as Issuer

By:	/s/ Marcia Wadsten
Name: Marcia Wadsten
Title: Executive Vice President, Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Wirfel
Name: Linda Wirfel
Title: Vice President

[Jackson Financial Inc. Senior Notes Offering 2021

— Third Supplemental Indenture]

EXHIBIT A

(FORM OF 4.000% SENIOR NOTES DUE 2051)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO JACKSON FINANCIAL INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.04 OF THE THIRD SUPPLEMENTAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [●]	CUSIP No.: [●]1/ [●][2]
ISIN No.: [●]3/ [●][4]

Jackson Financial Inc.

Global Certificate initially representing
$[●] aggregate principal amount of
4.000% Senior Notes due 2051

Regular Record Date:	With respect to each Interest Payment Date, the close of business on each May 8 and November 8, as the case may be (whether or not a Business Day) immediately preceding such May 23 and November 23.

Original Issue Date:	November 23, 2021

Stated Maturity:	November 23, 2051

Interest Payment Dates:	May 23 and November 23 of each year, commencing May 23, 2022

Interest Rate:	4.000% per year

Authorized Denomination:	$2,000 and any integral multiple of $1,000 in excess thereof

1       For 144A Notes

2       For Reg S Notes

3       For 144A Notes

4       For Reg S Notes

A-1

This Global Certificate is in respect of a duly authorized issue of 4.000% Senior Notes due 2051 (the “Notes”) of Jackson Financial Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing May 23, 2022, and on the Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Base Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due on this Note at the Stated Maturity or upon redemption will be made upon surrender of this Note Corporate Trust Office of the Trustee in the Borough of Manhattan, the City and State of New York. The principal of, and premium, if any, and interest due on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s or any Paying Agent’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee and Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

This Note is an unsecured obligation of the Company ranking equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. This Note ranks senior in right of payment to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

JACKSON FINANCIAL INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

(Reverse of Note)

4.000% Senior Notes due 2051

1.            This Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture, dated as of November 23, 2021 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of November 23, 2021 (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the 4.000% Senior Notes due 2051. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2.            This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Notes or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Note shall be exchangeable for Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Notes in definitive registered form, provided that the definitive Notes so issued in exchange for this Note shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided herein or in the Third Supplemental Indenture, owners of beneficial interests in this Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.            If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4.            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5.            The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

6.            (a)           At any time and from time to time prior to May 23, 2051 (the “Par Call Date”), the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date and the Make-Whole Redemption Amount (as defined below).

(b)            At any time and from time to time on or after the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Company or by such Premium Calculation Agent as the Company may designate, of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the Par Call Date, discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest thereon to, but excluding, such Redemption Date. The Trustee will have no duty to calculate or verify the calculation of the Make-Whole Redemption Amount.

For purposes of the preceding definition:

(i)            “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii)            “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii)           “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by the Premium Calculation Agent as having an actual or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv)           “Comparable Treasury Price” means, with respect to any Redemption Date, as determined by the Company (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v)            “Reference Treasury Dealers” means each of (1) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Company.

(vi)           “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(c)            Notice of any redemption will be mailed (or, if the Notes are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed; provided, however, that any notice of redemption may be sent more than 60 days prior to a Redemption Date if such notice is issued in connection with a defeasance pursuant to Article XIII of the Base Indenture or a satisfaction and discharge pursuant to Article XI of the Base Indenture. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption and all rights under such Notes will terminate.

(d)            The notice of redemption need not set forth the Redemption Price but only the manner of calculation thereof as described above.

7.            [Intentionally Omitted.]

8.            The Company shall be responsible for calculating the Redemption Price with respect to any redemption occurring prior to the Par Call Date.

9.            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

10.          (a)            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b)            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Third Supplemental Indenture), whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and none of the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Third Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

(c)            The Notes are issuable only in registered form without coupons in denominations of $2,000, or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

11.          No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

12.          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK.

13.         The holder of this Note is entitled to the benefits of the Registration Rights Agreement. Additional Interest, if any, will be payable in cash semi-annually on May 23 and November 23 of each year, or if any such date is not a Business Day, on the next succeeding Business Day. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, hereon from time to time on demand at the same rate to the extent lawful.

14.         [Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate the Exchange Offer pursuant to which the holder of this Note shall have the right to exchange this Original Note for the Company’s Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Original Notes. The holders of this Note shall be entitled to receive Additional Interest in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.]5

15.         In the event of a conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5            To be included in any Original Note.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - Custodian under Uniform Gift to Minors Act

(State)

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common.

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

EXHIBIT B

Rule 144A Certificate

_______________, _______

The Bank of New York Trust Company, N.A.
240 Greenwich Street 7E

New York, NY 10286
Attention: Corporate Trust

Re:	Jackson Financial Inc. (the “Company”)
4.000% Senior Notes due 2051 (the “Notes”)

Reference is made to the Indenture, dated as of November 23, 2021 (the “Base Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of November 23, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Notes. Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S.$_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.: [●]

CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole registered holder of the Specified Securities, or (ii) it is acting on behalf of all the registered holders of the Specified Securities and is duly authorized by them to do so. Such registered holder or holders are referred to herein collectively as the “Holder”.

The Holder has requested that the Specified Securities be transferred. In connection with such transfer, the Holder hereby certifies that the transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Holder hereby further certifies as follows:

1.	the Specified Securities are being transferred to a person that the Holder and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

B-1

2.	the Holder and any person acting on its behalf have taken reasonable steps to ensure that such transferee of the Specified Securities is aware that the Holder may be relying on Rule 144A in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Date: _________________

Very truly yours,

By:
Name:
Title:
Address:

(If the Undersigned, as such term is defined in the third paragraph of this certificate, is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-2

EXHIBIT C

FORM OF REGULATION S CERTIFICATE

_________________, _____

The Bank of New York Trust Company, N.A.
240 Greenwich Street 7E

New York, NY 10286
Attention: Corporate Trust

Re:	Jackson Financial Inc. (the “Company”)
4.000% Senior Notes due 2051 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of $         aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-1

EXHIBIT D

Restricted Legend

Each Global Security offered and sold in reliance on Rule 144A or in an offshore transaction in reliance on Regulation S shall contain the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (B) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (A “COVERED PLAN”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BY ITS ACQUISITION OF THIS SECURITY, EACH PURCHASER OF THIS SECURITY THAT IS USING ASSETS OF ANY COVERED PLAN TO ACQUIRE OR HOLD THIS SECURITY PURSUANT TO THE INITIAL OFFERING WILL BE DEEMED TO REPRESENT THAT NONE OF THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THE COMPANY’S OR THEIR RESPECTIVE AFFILIATES HAS ACTED AS THE COVERED PLAN’S FIDUCIARY, OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S DECISION TO ACQUIRE THE SECURITIES.

EXHIBIT E

Temporary Regulation S Legend

Each Global Security offered and sold in an offshore transaction in reliance on Regulation S, as a temporary Global Security, shall also initially bear the following legend on the face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON RECEIPT BY THE TRUSTEE OF THE REGULATION S CERTIFICATE DULY EXECUTED BY THE HOLDER OR HIS ATTORNEY DULY AUTHORIZED IN WRITING. DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

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